UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2023

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	NAVB	N/A
Preferred Stock Purchase Rights	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On November 10, 2023, after consultation with an independent compensation consultant and upon recommendation of the Compensation, Nominating and Governance Committee (“CNG Committee”) of the Board of Directors (“Board”) of Navidea Biopharmaceuticals, Inc, (“Company”), the Board authorized the Company to enter into a Statement of Work (“SOW”) under the Consulting Services Agreement with G2G Ventures (“G2G”), the executive director of which is Joshua Wilson, a director of the Company. The SOW expands the scope of services to be provided by G2G to include services related to fundraising and business development opportunities and provides additional compensation to G2G in the form of cash and equity. For the expanded services under the SOW, G2G will receive a one-time retainer of $50,000 and 4,810,327 shares of restricted common stock, which will vest 50% upon grant and 50% on the 12-month anniversary of the grant and will be subject to accelerated vesting upon a change in control of the Company. The restricted shares were granted outside the Company’s 2014 Stock Incentive Plan (as amended, the “2014 Plan”).

Item 3.02         Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares of restricted common stock were offered and sold in reliance upon the exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2023, after consultation with an independent compensation consultant and upon recommendation of the CNG Committee, the Board approved the grant of 973,633 shares of restricted common stock to Craig Dais, the Company’s Chief Financial Officer, under our 2014 Plan. The restricted stock award will vest 50% upon grant and 50% on the 12-month anniversary of the grant and will be subject to accelerated vesting upon a change in control of the Company.

On November 16, 2023, at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders approved the Navidea Biopharmaceuticals, Inc. 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”), which was previously adopted by the Board subject to stockholder approval. The 2023 Equity Incentive Plan replaces our 2014 Plan. A description of the terms and conditions of the 2023 Equity Incentive Plan is included under Appendix A in the Company’s definitive proxy statement for the Annual Meeting (the “Definitive Proxy Statement”), filed with the U.S. Securities and Exchange Commission on October 5, 2023, which description is incorporated herein by reference. The 2023 Equity Incentive Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07         Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company took the following actions:

(i)	The stockholders elected John K. Scott Jr. as a director, for a term of three years expiring in 2026 by a plurality of the votes. There were 43,361,812 votes cast for Mr. Scott and 9,360,029 withheld.

(ii)
The stockholders approved the advisory vote on compensation of the Company’s named executive officers as disclosed in the Company’s Definitive Proxy Statement filed October 5, 2023 . There were 39,448,831 votes cast for the proposal, 11,378,331 votes against, 894,679 votes abstained, and there were 14,934,352 broker non-votes.

(iii)
The stockholders approved three years for the frequency of the stockholder advisory vote on the compensation of the Company’s named executive directors. There were 7,771,171 votes cast for one year, 7,409,020 votes cast for two years, 32,811,897 votes cast for three years, 3,699,378 votes abstained, and there were 14,934,352 broker non-votes.

(iv)
The stockholders approved the Navidea Biopharmaceuticals Inc. 2023 Equity Incentive Plan. There were 40,237,940 votes cast for the proposal, 9,583,744 votes against, 1,900,157 votes abstained, and there were 14,934,352 broker non-votes.

(v)
The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of capital stock from 305,000,000 to 605,000,000 and the authorized shares of common stock from 300,000,000 to 600,000,000. There were 38,564,581 votes cast for the proposal , 13,101,496 votes against, 55,764 votes abstained, and there were 14,934,352 broker non-votes.

(vi)
The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for 2023. There were 57,702,055 votes cast for the proposal, 8,266,876 votes against, 687,262 votes abstained, and there were 0 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description
10.1	Navidea Biopharmaceuticals, Inc. 2023 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: November 16, 2023	By:	/s/ Craig A. Dais
Craig A. Dais Chief Financial Officer

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